As filed with the Securities and Exchange Commission on November 14, 2017
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________________________

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

__________________________

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

___________________________

Delaware (State or other jurisdiction of incorporation or organization)	22-2370659 (I.R.S. Employer Identification Number)

804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054
(856) 505-8800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_____________________________

Hugh T. Regan, Jr.
Treasurer, Secretary and Chief Financial Officer
inTEST Corporation
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054
(856) 505-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________

Copies of all communications to:

Katayun Jaffari, Esquire
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
(215) 665-8500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

____________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller Reporting Company [X]
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price per Share or Unit of Security (1)(3)	Proposed Maximum Aggregate Offering Price (1)(3)	Amount of Registration Fee
Common Stock	--	--	--	--
Preferred Stock	--	--	--	--
Warrants	--	--	--	--
Units	--	--	--	--
Total (4)	--	--	$50,000,000	$6,225.00(5)

(1)

In no event will the aggregate initial offering price of all securities issued from time to time by the registrant under this Registration Statement exceed $50,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this Registration Statement to be sold by the registrant may be sold separately, together, or as units with other securities registered under this Registration Statement.

(2)

Subject to notes (1) and (3), this Registration Statement covers an indeterminate amount of securities, as may be sold, from time to time, at indeterminate prices, by the registrant. This Registration Statement also covers an indeterminate amount of common stock, preferred stock, warrants and units as may be issuable upon conversion, exercise, or exchange of any securities hereunder that provide for such issuances. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum price per share or unit of security and proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this Registration Statement and is not specified as to each class of security pursuant to Rule 457(o) under the Securities Act.

(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets $3,483 of the registration fee due under this Registration Statement that was paid and remains unused with respect to the registrant’s Registration Statement No. 333-195834, filed on May 9, 2014, registering securities for a maximum aggregate offering price of $30,000,000, which were initially registered under Registration Statement No. 333-173920 filed on May 4, 2011.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated November 14, 2017

PROSPECTUS

$50,000,000
inTEST Corporation
Common Stock
Preferred Stock
Warrants
Units

We may offer to the public from time to time in one or more series or issuances:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock and/or preferred stock;

●	units, consisting of common stock, preferred stock and/or warrants; or

●	any combination of these securities.

This prospectus provides a general description of the securities that we may offer. Each time that securities are sold under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Securities sold under this prospectus shall be sold directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is listed on NYSE American under the symbol “INTT.” On November 13, 2017, the last reported sale price of our common stock reported on NYSE American was $9.20 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

The aggregate market value of our outstanding common stock held by non-affiliates was $92,155,158 based on 10,413,058 shares of outstanding common stock, of which 10,016,865 shares are held by non-affiliates, and a per share price of $9.20 based on the closing sale price of our common stock on November 13, 2017.

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Investing in our securities involves certain risks. Before investing, you should refer to the “Risk Factors” on page 5 of this prospectus, together with the risk factors contained in any applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

___________________________

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is _______________________.

TABLE OF CONTENTS

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement (this “Registration Statement”). Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our Registration Statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. This Registration Statement and the exhibits can be obtained from the Securities and Exchange Commission (also referred to herein as the “SEC” or the “Commission”) or from our corporate Secretary as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms the “Company,” the “Corporation,” “inTEST,” “we,” “our” and “us,” or other similar terms, mean inTEST Corporation, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan,” "predict," "project," "will," "would," "could," "forecast," "strategy," "future," "should," "will be," "will continue," "will likely result" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. For a discussion of these and other factors that could cause our actual results to differ from those contemplated in the forward-looking statements, please see the discussion in the “Risk Factors” section below. Our forward-looking statements do not reflect the potential impact of any future dispositions, strategic alliances, joint ventures, collaborations or investments we may make.

You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

THE COMPANY

inTEST Corporation designs and manufactures engineered solutions for semiconductor automatic test equipment, or ATE, and other electronic tests, as well as industrial process applications. Our products are used by semiconductor manufacturers to perform development, qualifying and final testing of integrated circuits, or ICs, and wafers, and for other electronic tests across a range of industries including the automotive, defense/aerospace, energy, industrial and telecommunications markets. We also offer induction heating products for joining and forming metals in a variety of industrial markets, including automotive, aerospace, machinery, wire and fasteners, medical, semiconductor, food and beverage, and packaging. Specific products include temperature management systems, induction heating products, manipulator and docking hardware products, and customized interface solutions.

We have established strong relationships with our customers globally, which we support through a network of local offices. Our largest customers include Analog Devices, Inc., Cypress Semiconductor Corporation, Foxconn Optical Interconnect Technology, Inc., Hakuto Co., Ltd, NaigaiTEC Corporation, NXP Semiconductors N.V., Rosendahl Nextrom GmbH, STMicroelectronics N.V., Teradyne, Inc., and Texas Instruments Incorporated.

We are comprised of inTEST Corporation and our wholly owned subsidiaries. inTEST was originally incorporated in New Jersey in 1981 and reincorporated in Delaware in March 1997. Our principal executive offices are located at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054 and our telephone number is (856) 505-8800. Our website is located at www.intest.com.

SUMMARY

Securities We Are Offering

We may offer any of the following securities from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock and/or preferred stock;

●	units, consisting of common stock, preferred stock and/or warrants; or

●	any combination of these securities.

When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $50,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on NYSE American under the symbol "INTT."

Preferred Stock. We may offer shares of our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants. We may offer warrants to purchase our common stock and/or preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units. We may offer units comprised of our common stock, preferred stock and/or warrants, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, we urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in the prospectus supplement used in connection with an offering of our securities, including those risks identified under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or may be incorporated by reference into this prospectus or a prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we expect to use the net proceeds from the sale of the securities to which this prospectus relates for possible acquisitions of businesses, technologies or products that are complementary to our existing businesses or other general corporate purposes, which may include working capital. Pending these uses, the net proceeds may also be temporarily invested in short-term, interest bearing deposit accounts or marketable securities.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

●	directly to one or more purchasers;

●	through agents;

●	through underwriters, brokers or dealers; or

●	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF OUR COMMON STOCK

The following description summarizes the general provisions of our common stock that we may offer from time to time pursuant to this Registration Statement of which this prospectus is a part. The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). The information below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

General

Our Board of Directors has the authority to issue up to 20,000,000 shares of common stock, par value $0.01 per share. Holders of our common stock are entitled to one vote per share, to receive dividends when and if declared by our Board of Directors and to share ratably in the assets of the Company legally available for distribution to our stockholders in the event of liquidation. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and the shares to be sold hereby will be, upon issuance and payment therefore, duly authorized, fully paid and nonassessable. The holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. All other matters, assuming a quorum is present and unless otherwise provided by law, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon. The rights, preferences and privileges of holders of our common stock will be subject to the rights of the holders of any series of our preferred stock that our Board of Directors may issue in the future. The issuance of common stock may have the effect of delaying, deferring or preventing a change of control of the Company.

Exchange Listing

Our common stock is listed on NYSE American under the symbol "INTT."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

DESCRIPTION OF OUR PREFERRED STOCK

The following description summarizes the general provisions of our preferred stock that we may offer from time to time pursuant to this Registration Statement. The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the DGCL. In connection with an offering of our preferred stock, our Board of Directors will adopt a certificate of designations that sets forth the terms and conditions of the particular series of preferred stock, and we will describe the specific terms of our preferred stock and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the certificate of designations. The information below, and any description of our preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the certificate of designations for the particular series of preferred stock, as well as to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

General

Under the terms of our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders and subject to the limits imposed by the DGCL, to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Prior to the issuance of shares of any series of undesignated preferred stock, our Board of Directors will adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware.

Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of our preferred stock and the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights, and, qualifications, or restrictions of such series. Each series of our preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

We will describe in the applicable prospectus supplement the terms of our preferred stock being offered, including the following:

●	the title and stated value of our preferred stock;

●	the number of shares of our preferred stock offered;

●	the liquidation preference per share and the purchase price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, if applicable;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on our preferred stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for our preferred stock;

●	the provisions for a sinking fund, if any, for our preferred stock;

●	the provisions for redemption, if applicable, of our preferred stock and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of our preferred stock on any securities exchange or market;

●	the terms and conditions, if applicable, upon which our preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;

●	voting rights, if any, of our preferred stock;

●	preemptive rights, if any, of our preferred stock;

●	whether interests in our preferred stock will be represented by depositary shares;

●	a discussion of any material and/or special United States federal income tax considerations applicable to our preferred stock;

●	the relative ranking and preferences of our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●

any limitations on issuance of any class or series of our preferred stock ranking senior to or on a parity with our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, powers, preferences, rights, qualifications, limitations or restrictions on our preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of our preferred stock, if any, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following description summarizes the general provisions of our warrants that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of our warrants, our Board of Directors will adopt a warrant agreement and warrant certificates that set forth the terms and conditions of the particular series of our warrants, and we will describe the specific terms of our warrants and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate. The information below, and any description of our warrants in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the warrant agreement and warrant certificate for the particular series of our warrants.

General

We may issue our warrants for the purchase of our common stock, preferred stock or other securities issued by us. We may issue our warrants independently or together with other securities, and our warrants may be attached to or separate from the other securities. We will file a copy of the warrant and warrant agreement with the SEC when we issue a series of our warrants, and such warrants and warrant agreements will be incorporated by reference into the Registration Statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

We will describe in the applicable prospectus supplement the terms of our warrants being offered, including the following:

●	the title of our warrants;

●	the securities for which our warrants are exercisable;

●	the price or prices at which our warrants will be issued;

●	the number of our warrants issued with each share of our other security or securities;

●	any provisions for adjustment of the number or amount of shares of our security or securities receivable upon exercise of our warrants or the exercise price of our warrants;

●	if applicable, the date on and after which our warrants and our security or securities will be separately transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of our warrants;

●	any other terms of our warrants, including terms, procedures and limitations relating to the exchange and exercise of our warrants;

●	the date on which the right to exercise our warrants will commence, and the date on which the right will expire; and

●	the maximum or minimum number of our warrants which may be exercised at any time.

Each of our warrants will entitle the holder of such warrants to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares or units of our security or securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise our warrants as set forth in the prospectus supplement relating to our warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, preferred stock or other securities purchasable upon the exercise. If less than all of our warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for our remaining warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

The following description summarizes the general provisions of our units that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of units, our Board of Directors will adopt a unit agreement and unit certificates that set forth the terms and conditions of the particular series of our units, and we will describe the specific terms of our units and the offering in a prospectus supplement. We also will file as exhibits to this Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and unit certificate. The information below, and any description of our units in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the unit agreement and unit certificate for the particular series of our units.

General

We may issue, in one more series, our units comprised of shares of our common stock, preferred stock and/or warrants, in any combination. Each unit will be issued so that the holder of such unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of our units being offered, including:

●	the designation and terms of our units and of our securities comprising our units, including whether and under what circumstances those securities may be held or transferred separately;

●	the terms of the unit agreement governing the units;

●	a discussion of any material and/or special United States federal income tax considerations relevant to the units; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of our units or of our securities comprising our units.

Unit Agent

We may issue our units under an agreement between us and one or more unit agents. If we elect to enter into an agreement with a unit agent, the unit agent will act solely as our agent in connection with our units and will not assume any obligation or relationship of agency or trust for or with any registered holders of our units or beneficial owners of our units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of our units if we elect to use a unit agent.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.intest.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also obtain a copy of the documents we file with the SEC which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Secretary, inTEST Corporation, 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054, telephone (856) 505-8800. Copies of the exhibits to those documents will be provided upon written request to the Secretary and payment of a reasonable fee (which will not exceed our expense incurred in connection with providing such copies).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information in other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 27, 2017;

●

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 filed on May 12, 2017, the quarter ended June 30, 2017 filed on August 14, 2017 and the quarter ended September 30, 2017 filed on November 14, 2017;

●

Our Current Reports on Form 8-K filed on March 13, 2017, March 20, 2017, May 19, 2017, May 24, 2017 (as amended by our Current Report on Form 8-K/A filed on August 10, 2017 and our Current Report on Form 8-K/A filed on November 14, 2017), May 31, 2017, June 29, 2017, October 6, 2017, October 23, 2017, November 6, 2017, and November 14, 2017;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on October 8, 2013; and

●

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus at no cost to you through the “Investors” section of our website (www.intest.com) or by writing or telephoning us at the following address: Secretary, inTEST Corporation, 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054, telephone (856) 505-8800.

LEGAL MATTERS

The validity of the issuance of securities offered hereby will be passed upon by Ballard Spahr LLP, Philadelphia, Pennsylvania Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement, if any.

EXPERTS

The consolidated financial statements and the related financial statement schedule of inTEST Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and filed March 27, 2017 and the segment disclosure update described in Note 15 included in the Company's Current Report on Form 8-K filed November 14, 2017 have been incorporated by reference herein in reliance upon the reports of RSM US LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Ambrell Corporation and its subsidiaries as of and for the years ended December 31, 2016 and 2015 and the Ambrell Corporation and its subsidiaries consolidated financial statements as of March 31, 2017 included in the Company's Current Report on Form 8-K/A filed on August 10, 2017 have been incorporated by reference herein upon the reports of Bonadio & Co., LLP, independent registered accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses that may be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. For purposes of these estimates, we have assumed one offering of common stock. If we offer other types of securities or have more than one offering under this Registration Statement, our expenses will increase, and we will amend this Registration Statement at that time if the increase is deemed to be material. All such amounts will be borne by inTEST Corporation.

SEC Registration Fee	$6,225
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Miscellaneous Fees and Expense	*
Total:	*

* These fees depend on the number of issuances and amount of securities sold and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The following is a summary of the general effect of the DGCL, our bylaws and certificate of incorporation and certain agreements entered into with each of our directors and executive officers relating to the indemnification of our directors and officers and insurance therefor. Such summaries are necessarily subject to the complete text of such statute, bylaws, certificate of incorporation and agreements and are qualified in their entirety by reference thereto.

Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Section 145 of the DGCL also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

Article VI of our bylaws provides that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL. Our bylaws require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. Our bylaws require that we indemnify our officers and directors in connection with any proceeding (or part thereof) initiated by the officer or director only if the initiation of the proceeding was authorized by the Board of Directors.

Article IX of our certificate of incorporation provides that our directors shall not be personally liable to the corporation or our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit.

We have entered into an indemnification agreement with each of our directors and officers. Under the terms of the indemnification agreements, subject to certain exceptions specified in the indemnification agreements, we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law in the event a director or officer becomes subject to or a participant in certain claims or proceedings as a result of his or her service as a director or officer. We will also, subject to certain exceptions and repayment conditions, advance to our directors and officers specified indemnifiable expenses incurred in connection with such claims or proceedings.

We have an insurance policy which will entitle us to be reimbursed for certain indemnity payments we are required or permitted to make to our directors and officers.

Item 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Placement Agent Agreement.*
4.1	Certificate of Incorporation (filed herein).
4.2	Bylaws, as amended, filed as Exhibit 3.2 to Form 8-K on June 25, 2014, incorporated herein by reference.
4.3	Specimen Stock Certificate evidencing shares of Common Stock, filed as Exhibit 4.1 to Form 8-A/A on May 4, 2011, incorporated herein by reference.
4.4	Specimen Stock Certificate evidencing shares of Preferred Stock.*
4.5	Certificate of Designations for Preferred Stock.*
4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.*
4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*
4.8	Form of Unit Agreement.*
5.1	Opinion of Ballard Spahr LLP (filed herein).
23.1	Consent of RSM US LLP, an independent registered accounting firm (filed herein).
23.2	Consent of Bonadio & Co., LLP, an independent registered accounting firm (filed herein).
23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page to this Registration Statement).

*

To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B,

(A)     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)     That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)     any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mt. Laurel, State of New Jersey, on the 14 day of November, 2017.

inTEST CORPORATION

By:	/s/ Robert E. Matthiessen
Robert E. Matthiessen
Executive Chairman, President and Chief Executive Officer

We, the undersigned officers and directors of inTEST Corporation, hereby severally constitute and appoint Robert E. Matthiessen, Hugh T. Regan, Jr. and James Pelrin, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert E. Matthiessen	Executive Chairman, President and Chief Executive Officer	November 14, 2017
Robert E. Matthiessen	(Principal Executive Officer)

/s/ Hugh T. Regan, Jr.	Treasurer, Secretary and Chief Financial Officer	November 14, 2017
Hugh T. Regan, Jr.	(Principal Financial Officers and Principal Accounting Officer)

/s/ Steven J. Abrams, Esq.	Director	November 14, 2017
Steven J. Abrams, Esq.

/s/ Joseph W. Dews IV	Director	November 14, 2017
Joseph W. Dews IV

/s/ James Pelrin	Executive Vice President, Chief Operating Officer and Director	November 14, 2017
James Pelrin

/s/ William Kraut	Director	November 14, 2017
William Kraut